Exhibit 10.2

SECOND AMENDMENT TO ROYALTY AGREEMENT

This SECOND AMENDMENT TO ROYALTY AGREEMENT (this “Amendment”) is made and entered into as of October 13, 2015 by and among UNILIFE MEDICAL SOLUTIONS, INC., a Delaware corporation (the “Unilife”) and ROYALTY OPPORTUNITIES S.À R.L, a Luxembourg société à responsabilité limitée (together with its Affiliates, successors, transferees and assignees, “ROS”).

WHEREAS, the Unilife and ROS are party to that certain Royalty Agreement, dated as of March 12, 2014 (as amended from time to time, the “Royalty Agreement”), pursuant to which Unilife granted to ROS a royalty on the terms set forth therein;

WHEREAS, Unilife and ROS Acquisition Offshore LP, a Cayman Islands exempted limited partnership (the “Lender”) are party to that certain Credit Agreement, dated as of March 12, 2014 (as amended from time to time, the “Credit Agreement”), pursuant to which the Lender has extended credit to Unilife on the terms set forth therein; and

WHEREAS, Unilife and ROS have agreed to amend the Royalty Agreement, upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions; Loan Document. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Royalty Agreement and, to the extent not defined therein, in the Credit Agreement. This Amendment shall constitute a Loan Document for all purposes of the Credit Agreement and the other Loan Documents. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Royalty Agreement shall, after this Amendment becomes effective, refer to the Royalty Agreement as amended hereby.

2. Amendments.

(a) The chart in the definition of “Purchase Price” in Section 1.1 of the Royalty Agreement is hereby amended and restated in its entirety as follows:

Applicable Period	Applicable Amount
On or before the 1st anniversary of the Closing Date	$9,750,000
After the 1st anniversary of the Closing Date and on or before the 2nd anniversary of the Closing Date	$18,125,000 plus the product of (a) the amount of Additional Delayed Draw Loans funded under the Credit Agreement (whether or not repaid), multiplied by (b) 0.3740
After the 2nd anniversary of the Closing Date and on or before the 3rd anniversary of the Closing Date	$23,125,000 plus the product of (a) the amount of Additional Delayed Draw Loans funded under the Credit Agreement (whether or not repaid), multiplied by (b) 0.4575
After the 3rd anniversary of the Closing Date and on or before the 4th anniversary of the Closing Date	$28,125,000 plus the product of (a) the amount of Additional Delayed Draw Loans funded under the Credit Agreement (whether or not repaid), multiplied by (b) 0.5410
Any time after the 4th anniversary of the Closing Date	$31,250,000 plus the product of (a) the amount of Additional Delayed Draw Loans funded under the Credit Agreement (whether or not repaid), multiplied by (b) 0.5935

(b) Section 2.1(a) of the Royalty Agreement is hereby amended and restated in its entirety as follows:

(a) Unilife shall pay to ROS, in respect of each Fiscal Year (or portion of a Fiscal Year, in the case of the first Fiscal Year and last Fiscal Year of the Royalty Term) during the Royalty Term, a royalty amount equal to the sum of (i) the percentage equal to 3.875% plus the product of (1) 0.646% multiplied by (2) the amount of Additional Delayed Draw Loans funded under the Credit Agreement (whether or not repaid) divided by 10,000,000, of the aggregate Net Sales during such Fiscal Year (or portion of a Fiscal Year, as the case may be) up to $50,000,000 of such Net Sales, plus (ii) the percentage equal to 1.500% plus the product of (1) 0.250% multiplied by (2) the amount of Additional Delayed Draw Loans funded under the Credit Agreement (whether or not repaid) divided by 10,000,000, of the aggregate Net Sales during such Fiscal Year (or portion of a Fiscal Year, as the case may be) in excess of $50,000,000 and up to and including $100,000,000, plus (iii) the percentage equal to 0.375% plus the product of (1) 0.063% multiplied by (2) the amount of Additional Delayed Draw Loans funded under the Credit Agreement (whether or not repaid) divided by 10,000,000, of the aggregate Net Sales during such Fiscal Year (or portion of a Fiscal Year, as the case may be) in excess of $100,000,000.

(c) Section 5.2 of the Royalty Agreement is hereby amended by adding the following language at the end thereof:

If any Event of Default (as defined under the Credit Agreement) under clauses (i) through (iv) of Section 9.1(i) or Section 9.1(j) of the Credit Agreement shall have occurred, the Put Option shall be deemed to have been automatically exercised by ROS and the Purchase Price shall be immediately due and payable to ROS. ROS shall have no obligation to deliver a Put Notice or provide any other notice or demand to any Person with respect to such exercise of the Put Option. Unless prevented by applicable law following such Event of Default, ROS shall deliver a notice to Unilife setting forth a calculation of the Purchase Price in reasonable detail; provided that Unilife shall be obligated to pay the Purchase Price whether or not ROS delivers such notice.

3. Conditions to Effectiveness of Amendment. This Amendment shall become effective upon receipt (i) by ROS of a counterpart signature to this Amendment duly executed and delivered by Unilife, and (ii) by ROS or its counsel of reimbursement for all fees and out-of-pocket expenses incurred by ROS in connection with this Amendment and all other like expenses remaining unpaid as of the date hereof.

4. Expenses. Unilife agrees to pay on demand all expenses of ROS (including, without limitation, the fees and out-of-pocket expenses of Covington & Burling LLP, counsel to ROS, and of local counsel, if any, who may be retained by or on behalf of ROS) incurred in connection with the negotiation, preparation, execution and delivery of this Amendment and all other expenses of ROS remaining unpaid as of the date hereof.

5. Representations and Warranties. Unilife represents and warrants to ROS as follows:

(a) After giving effect to this Amendment, the representations and warranties of Unilife contained in the Royalty Agreement (other than Section 6.14 of the Credit Agreement) shall, except as disclosed in the disclosure letter dated the date hereof and delivered to the Lender on the date hereof (i) with respect to representations and warranties that contain a materiality qualification, be true and correct in all respects on and as of the date hereof, and (ii) with respect to representations and warranties that do not contain a materiality qualification, be true and correct in all material respects on and as of the date hereof, and except that the representations and warranties limited by their terms to a specific date shall be true and correct as of such date.

(b) After giving effect to this Amendment, no Royalty Event of Default has occurred or is continuing.

(c) (i) Unilife has taken all necessary action to authorize the execution, delivery and performance of this Amendment; (ii) this Amendment has been duly executed and delivered by Unilife and constitutes Unilife’s legal, valid and binding obligation, enforceable in accordance with its terms (except, in any case, as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by principles of equity), and (iii) no authorization or other action by, and no notice to or filing with, any Governmental Authority or other Person is required for the due execution, delivery or performance by Unilife of this Amendment.

6. No Implied Amendment or Waiver. Except as expressly set forth in this Amendment, this Amendment shall not, by implication or otherwise, limit, impair, constitute a waiver of or otherwise affect any rights or remedies of ROS under the Royalty Agreement or the other Loan Documents, or alter, modify, amend or in any way affect any of the terms, obligations or covenants contained in the Royalty Agreement or the other Loan Documents, all of which shall continue in full force and effect. Nothing in this Amendment shall be construed to imply any willingness on the part of ROS to agree to or grant any similar or future amendment, consent or waiver of any of the terms and conditions of the Royalty Agreement or the other Loan Documents.

7. Reaffirmation of Security Interests. The Credit Obligors (i) affirm that each of the security interests and liens granted in or pursuant to the Loan Documents are valid and subsisting and (ii) agree that this Amendment shall in no manner impair or otherwise adversely affect any of the security interests and liens granted in or pursuant to the Loan Documents.

8. Reaffirmation of Guarantee. Each Guarantor (a) acknowledges and consents to all of the terms and conditions of this Amendment, (b) affirms all of its obligations under the Loan Documents and (c) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge the Guarantor’s obligations under the Loan Documents.

9. Waiver and Release. TO INDUCE ROS TO AGREE TO THE TERMS OF THIS AMENDMENT, UNILIFE REPRESENTS AND WARRANTS THAT AS OF THE DATE HEREOF THERE ARE NO CLAIMS OR OFFSETS AGAINST OR RIGHTS OF RECOUPMENT WITH RESPECT TO OR DEFENSES OR COUNTERCLAIMS TO ITS OBLIGATIONS UNDER THE LOAN DOCUMENTS AND IN ACCORDANCE THEREWITH IT:

(a) WAIVES ANY AND ALL SUCH CLAIMS, OFFSETS, RIGHTS OF RECOUPMENT, DEFENSES OR COUNTERCLAIMS, WHETHER KNOWN OR UNKNOWN, ARISING PRIOR TO THE DATE HEREOF; AND

(b) RELEASES AND DISCHARGES ROS, ITS AFFILIATES AND ITS AND THEIR OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, SHAREHOLDERS AND ATTORNEYS (COLLECTIVELY THE “RELEASED PARTIES”) FROM ANY AND ALL OBLIGATIONS, INDEBTEDNESS, LIABILITIES, CLAIMS, RIGHTS, CAUSES OF ACTION OR DEMANDS WHATSOEVER, WHETHER KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED, IN LAW OR EQUITY, WHICH UNILIFE EVER HAD, NOW HAS, CLAIMS TO HAVE OR MAY HAVE AGAINST ANY RELEASED PARTY ARISING PRIOR TO THE DATE HEREOF AND FROM OR IN CONNECTION WITH THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY.

10. Counterparts; Governing Law. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of such when so executed and delivered shall be an original, but all of such counterparts shall together constitute but one and the same agreement. Delivery of an executed counterpart of a signature page of this Amendment by fax transmission or other electronic mail transmission (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Amendment. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

UNILIFE MEDICAL SOLUTIONS, INC.

By:	/s/ John C. Ryan
	Name:	John C. Ryan
	Title:	Senior Vice President, General Counsel and Secretary

ROYALTY OPPORTUNITIES S.À R.L
By OrbiMed Advisors LLC, its investment manager

By:	/s/ Samuel Isaly
	Name:	Samuel Isaly
	Title:	Managing Member

Signature Page to Second Amendment to Royalty Agreement

Acknowledged and agreed:

EXECUTED as a deed by each Australian Subsidiary

UNILIFE CROSS FARM LLC			UNILIFE CORPORATION

By:	/s/ John C. Ryan		By:	/s/ John C. Ryan
	Name:	John C. Ryan		Name:	John C. Ryan
	Title:	Senior Vice President, General Counsel and Secretary		Title:	Senior Vice President, General Counsel and Secretary

Executed by Unilife Medical Solutions Pty Limited in accordance with Section 127 of the Corporations Act 2001

/s/ Alan Shortall	f	/s/ Ramin Mojdeh	f
Signature of director		Signature of director

Alan Shortall		Ramin Mojdeh
Name of director (print)		Name of director (print)

Executed by Unitract Syringe Pty Ltd in accordance with Section 127 of the Corporations Act 2001

/s/ Alan Shortall	f	/s/ Ramin Mojdeh	f
Signature of director		Signature of director

Alan Shortall		Ramin Mojdeh
Name of director (print)		Name of director (print)

Signature Page to Second Amendment to Royalty Agreement